UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 22, 2014

Western Alliance Bancorporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	C17075-1995	88-0365922
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One E Washington Street, Suite 1400, Phoenix, Arizona		85004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-389-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 23, 2014, the Board of Directors (the "Board") of Western Alliance Bancorporation (the "Company") adopted an amendment to Section 1.9(a) of the Company’s Bylaws. Section 1.9(a) was amended to change the vote standard for the election of directors in uncontested elections from a plurality of votes cast to a majority of votes cast. In all director elections other than uncontested elections, the vote standard will continue to be a plurality of votes cast and stockholders are not permitted to vote against any nominee for director. In connection with such amendment, the Board plans to adopt a director resignation policy that would provide resignation procedures for incumbent directors who fail to be elected by a "majority of the votes cast" in uncontested elections and guidelines for the Board to determine whether to accept such resignations. The foregoing summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the Bylaws, as amended, filed as Exhibit 3.1 hereto and incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Alliance Bancorporation

September 26, 2014	By:	Dale Gibbons

Name: Dale Gibbons
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Bylaws, as amended